EXHIBIT 10.2

THIS PROMISSORY NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO ENERGY FOCUS, INC. AT 32000 AURORA ROAD, SUITE B, SOLON, OHIO 44139.

PROMISSORY NOTE

Effective Date: April 21, 2022                        U.S. $2,000,000.00

FOR VALUE RECEIVED, ENERGY FOCUS, INC., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $2,000,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twenty-four (24) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Promissory Note (this “Note”) is issued and made effective as of April 21, 2022 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated April 21, 2022, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
This Note carries an OID of $215,000.00 all of which amount is fully earned as of the Effective Date and included in the initial principal balance. In addition, Borrower agrees to pay $15,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), which amount will be deducted from the amount funded. The purchase price for this Note shall be $1,785,000.00 (the “Purchase Price”), computed as follows: $2,000,000.00 original principal balance, less the OID. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.
1.    Payment; Prepayment.

1.1.    Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges incurred after the date hereof, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2.    Prepayment. Borrower may voluntarily prepay all or any portion of the Outstanding Balance earlier than it is due; provided that in the event Borrower elects to voluntarily prepay all or any portion of the Outstanding Balance: (a) on or before the date that is six (6) months from the Effective Date, it shall pay to Lender 105% of the portion of the Outstanding Balance Borrower elects to prepay; or (b) after the date that is six (6) months from the Effective Date, it shall pay to Lender 107.5% of the portion of the Outstanding Balance Borrower elects to repay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve

Borrower of Borrower’s remaining obligations hereunder. Notwithstanding the foregoing, only up to fifty (50%) of the Outstanding Balance may be prepaid pursuant to clause (a) above, any remaining portion of the Outstanding Balance prepaid would be subject to clause (b) above.

2.    No Security. This Note is unsecured.

3.    Redemption. Beginning on the first day of the calendar month following the date that is seven (7) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of this Note up to $225,000.00 (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month does not exceed $225,000.00. Upon receipt of any Redemption Notice, Borrower shall, unless Borrower timely elects to defer payment as provided herein, pay the applicable Redemption Amount in cash to Lender within seven (7) Trading Days of Borrower’s receipt of such Redemption Notice. Notwithstanding the foregoing, if Borrower does not pay the applicable Redemption Amount in cash to Lender within three (3) Trading Days of Borrower’s receipt of a Redemption Notice, then, unless Borrower timely elected to defer payment as provided herein, an amount equal to twenty-five percent (25%) of such Redemption Amount will be added to the Outstanding Balance. Borrower shall have the right to defer all redemption payments that Lender could otherwise elect to make during any calendar month for up to thirty (30) days after the end of such calendar month on five (5) separate occasions, but not during more than three (3) consecutive months, by providing written notice to Lender at least three (3) Trading Days prior to the first day of each such calendar month for which it wishes to defer redemptions for that month. In the event Borrower elects to exercise its deferral right, the Outstanding Balance shall automatically be increased by one and a half percent (1.5%) for each such exercise of Borrower’s deferral right. For the avoidance of doubt, any redemption payment made pursuant to this Section 3 shall not be subject to the prepayment premium set forth in Section 1.2 above.
4.    Defaults and Remedies.
4.1.    Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (h) any representation, warranty or other statement made by Borrower herein or in any Transaction Document is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) any United States money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (k) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement

(other than the covenant with respect to Unapproved Restricted Issuances); (l) Borrower makes any Unapproved Restricted Issuance; or (m) Borrower breaches any material covenant or other material term or condition contained in any Other Agreements (and such breach has not been cured within any cure period provided in such Other Agreements). Notwithstanding the foregoing, the occurrence of an event specified in Section 4.1(a) above shall not be considered an Event of Default for any purpose of this Note if such event is cured within five (5) days of the occurrence thereof; provided, however, that Borrower’s right to cure pursuant to the foregoing clause shall only be available once during any rolling twelve (12) month period. Notwithstanding the foregoing, the occurrence of any event specified in Section 4.1(g), (h), or (j) – (m) above shall not be considered an Event of Default for any purpose of this Note if such event is cured within thirty (30) days of the occurrence thereof or, if Borrower is unaware of the occurrence of such event, within thirty days after receiving written notice thereof from Lender.
4.2.    Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e) or (f) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind (other than any notice expressly required by the terms of this Note), and Lender may immediately and without expiration of any grace period (other than any grace period expressly provided by the terms of this Note) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
5.    Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6.    Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
7.    Restricted Issuance Veto Right. In the event Borrower desires to make a Restricted Issuance (as defined in the Purchase Agreement) it must first provide notice of such proposed Restricted Issuance to Lender and if Lender refuses to give it its consent for such Restricted Issuance, then Borrower may elect to exercise its right to veto Lender’s refusal to consent (the “Veto Right”) on up to three (3) separate occasions and make the Restricted Issuance anyway. The Outstanding Balance will automatically be increased by three percent (3%) for each time Borrower exercises its Veto Right (without the need for Lender to provide any notice to Borrower of such increase), which increase will be effective as of the date of each exercise of the Veto Right. For the avoidance of doubt, any Restricted Issuance pursuant to Borrower’s exercise of the Veto Right shall not be considered an Unapproved Restricted Issuance Default or other Event of Default hereunder.
8.    Delisting. In the event Borrower’s Common Stock (as defined in the Purchase Agreement) is delisted from Nasdaq, the Outstanding Balance will automatically be increased by fifteen percent (15%) as of the date of such delisting. Borrower acknowledges and agrees that its continued listing on Nasdaq was a material factor in Lender’s decision to purchase this Note, that Lender relied on the continued listing of the Common Stock on Nasdaq in deciding to purchase this Note, and that Lender would not have purchased this Note and made an investment in Borrower if the Common Stock were not listed on Nasdaq. Borrower further acknowledges and agrees that if the Common Stock were delisted from Nasdaq it would increase Lender’s risk of being repaid and that the foregoing balance increase is intended to compensate Lender for such additional risk.
9.    Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.
10.    Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.
11.    Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.
12.    Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
13.    Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
14.    Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender, subject to the consent of

Borrower (not to be unreasonably withheld, delayed or conditioned), so long as such transfer is in accordance with applicable federal and state securities laws; provided that Borrower’s consent shall not be required while an Event of Default exists. Notwithstanding the foregoing, Lender may assign this Note to an affiliate without Borrower’s consent. Any such sale, assignment, or transfer shall only be effective upon delivery of written notification to Borrower that a sale, transfer or assignment of the Note has been duly made by the then holder of the Note and until Borrower’s receipt of such notice, Borrower may continue to treat the holder of the Note reflected in its records as the current holder for all purposes under this Note.
15.    Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”
16.    Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.
17.    Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.
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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:
ENERGY FOCUS, INC.

By: /s/ Tod A. Nestor
Name: Tod A. Nestor
Title: COO and CFO

ACKNOWLEDGED, ACCEPTED AND AGREED:
LENDER:
STREETERVILLE CAPITAL, LLC

By: /s/ John M. Fife
John M. Fife, President

[Signature Page to Promissory Note]

ATTACHMENT 1
DEFINITIONS
For purposes of this Note, the following terms shall have the following meanings:
A1.    “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred (after giving effect to any opportunity to cure) by (a) fifteen percent (15%) for each occurrence of any Major Default, (b) ten percent (10%) for each occurrence of an Unapproved Restricted Issuance Default, or (c) five percent (5%) for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred.
A2.    “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements.
A3.    “Major Default” means any Event of Default occurring under Sections 4.1(a) or 4.1(k).
A4.    “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.
A5.    “Minor Default” means any Event of Default that is not a Major Default or an Unapproved Restricted Issuance Default.
A6.    “OID” means an original issue discount.
A7.    “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.
A8.    “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.
A9.    “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.
A10.    “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading. For purposes of determining Borrower’s cash payment deadline under this Note, such “Trading Day” shall exclude any day on which banking institutions in Cleveland, Ohio are authorized or required by law or other governmental action to close.
A11.    “Unapproved Restricted Issuance” means a Restricted Issuance for which Borrower did not properly exercise its Veto Right or, in the absence of the proper exercise of the Borrower’s Veto Right, receive Lender’s written consent prior to the applicable issuance.

A12.    “Unapproved Restricted Issuance Default” means an Event of Default occurring under Section 4.1(l) of this Note.